                                  EXHIBIT 23.4

                          INDEPENDENT AUDITOR'S CONSENT


        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Jack Henry & Associates, Inc. and Subsidiaries (the "Company") on Form S-4 of our report dated August 18, 1998, appearing in the annual report on Form 10-K of the Company for the year ended June 30, 1998 and to the reference to us under the heading "Experts" in the Proxy Statement/ Prospectus, which is a part of this Amendment No. 1 to the Registration Statement.


                                                     /s/ Deloitte & Touche LLP


St. Louis, Missouri
November 9, 1998